UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2020

MICT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MICT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

As previously announced, on April 21, 2020, MICT, Inc., a Delaware corporation (“MICT” or the “Company”), entered into a series of Note Purchase Agreements (the “Purchase Agreements”) with certain investors identified therein (the “Purchasers”) pursuant to which, among other things, the Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Purchase Agreement, to purchase from the Company certain convertible notes (the “Convertible Notes”) with an aggregate principal amount of approximately $11.0 million. On July 8, 2020, the Company entered into a series of additional Purchase Agreements with certain Purchasers pursuant to which such Purchasers agreed to purchase from the Company Convertible Notes with an aggregate principal amount of approximately $4.0 million. As of the date hereof, the Company has entered into Purchase Agreements to sell Convertible Notes with an aggregate principal amount of approximately $15 million (collectively, the “Convertible Note Offering”).

The Convertible Notes shall be convertible into shares of common stock of the Company at a conversion price of $1.10 per share (the “Conversion Shares”). The Convertible Notes will generally be due two years from the date of issuance, except that certain convertible notes will be due five years from the date of issuance. The Company is obligated to pay interest to the Purchasers on the outstanding principal amount at the rate of 1.0% per annum, payable on each conversion date, in cash or, at the Company’s option, in shares of common stock. Subject to approval of the Company’s stockholders, the Convertible Notes shall be convertible into shares of common stock. Upon the occurrence of certain events, the Purchasers are permitted to require the Company to redeem the Convertible Notes, including any interest that has accrued thereunder, for cash.

The Purchase Agreements provide for customary registration rights, pursuant to which the Company will be obligated to, among other things, (i) file a registration statement (the “Resale Registration Statement”) with the SEC within 180 days following the closing of the Convertible Note Offering for purposes of registering the Conversion Shares and (ii) use its commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the SEC as soon as practicable after filing.

The securities sold in the Convertible Note Offering shall be issued in reliance on an exemption from registration under Section 4(a)(2) the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

The foregoing description of the Convertible Note Offering is qualified in its entirety by reference to the Form of Purchase Agreement and the Form of Convertible Note (the “Convertible Note Transaction Documents”), copies of which were filed as exhibits 10.1 and 4.1, respectively, to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2020. The representations, warranties and covenants contained in the Convertible Note Transaction Documents were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Convertible Note Transaction Documents, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Convertible Note Transaction Documents are incorporated herein by reference only to provide information regarding the terms of the Convertible Note Transaction Documents, and not to provide any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

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Item 2.01 Completion of Acquisition or Disposition of Assets

The Acquisition

On July 1, 2020, the Company completed its acquisition (the “Acquisition”) of GFH Intermediate Holdings Ltd., a British Virgin Islands company (“Intermediate”), pursuant to the previously announced Agreement and Plan of Merger entered into on November 7, 2019 by and between the Company, Intermediate, Global Fintech Holding Ltd., a British Virgin Islands company and the sole shareholder of Intermediate (“GFH”), and MICT Merger Subsidiary Inc., a British Virgin Islands company and a wholly owned subsidiary of MICT (“Merger Sub”), as amended and restated on April 15, 2020 (the “Restated Merger Agreement”). As described in the Restated Merger Agreement, upon consummation of the Acquisition, each outstanding share of Intermediate was cancelled in exchange for a convertible promissory note in the principal amount of $25,000,000 (the “Consideration Note”), which Convertible Note shall be convertible into shares of common stock of MICT at a conversion price of $1.10 per share, subject to stockholder approval.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the provisions of the Restated Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by MICT with the Securities and Exchange Commission on April 21, 2020.

The Business

Prior to the completion of the Acquisition, the Company’s business related exclusively to that of its Israel-based subsidiary Micronet Ltd. (“Micronet”), which operates in the growing commercial Mobile Resource Management market. Micronet, through both its Israeli and U.S. operational offices, designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments.

Intermediate is a financial technology company with a significant China marketplace. Intermediate is currently in the process of building various platforms for business opportunities in various verticals and technology segments, including the online trading of stock, oil and gas, and recyclable metal and insurance brokerage (collectively, the “Platforms”).

Leveraging the Intermediate management team’s extensive business experience in China and its deep connections with certain of China’s leading government agencies and provincial and local government departments as well as the contracts secured in valuable market segments, MICT, through its acquisition of Intermediate, plans to launch the Platforms initially in China and, thereafter, to other areas of the world.  MICT aims, and believes that Intermediate has been well positioned, to establish itself as an operator of leading fin-tech platforms, and it intends to continuously improve the capabilities of such platforms through further acquisitions or license of technologies.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this Item 3.02 is contained in Items 1.01 and 2.01, which are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 1, 2020, the Company issued a press release to announce the completion of the Acquisition and that the Company has entered into Purchase Agreements to sell Convertible Notes with an aggregate principal amount of approximately $15 million.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K, if any, will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K, if any, will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

2.1	Amended and Restated Agreement and Plan of Merger, dated as of April 15, 2020, by and among the Company, Intermediate and GFH (incorporated by reference to MICT’s Form 8-K filed with the Securities and Exchange Commission on April 21, 2020).*
4.1	Form of Convertible Notes (incorporated by reference to MICT’s Form 8-K filed with the Securities and Exchange Commission on April 21, 2020).
10.1	Form of Securities Purchase Agreement, dated as of April 15, 2020, by and between the Company and the Purchasers listed therein (incorporated by reference to MICT’s Form 8-K filed with the Securities and Exchange Commission on April 21, 2020).
99.1	Press Release dated July 1, 2020.

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. MICT, Inc. agrees to furnish a supplemental copy of any omitted schedule to the SEC (as defined below) upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICT, INC.

Dated: July 8, 2020	By:	/s/ Darren Mercer
Name: Darren Mercer
Title: Interim Chief Executive Officer

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